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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM 8-A
                                (Amendment No. 2)
                                 ---------------

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                               PURINA MILLS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                       76-0407288
--------------------------------------------------     -------------------------
   (State of incorporation or organization)                  (IRS Employer
                                                           Identification No.)

1401 South Hanley Road, St. Louis, Missouri                      63144
-------------------------------------------               ---------------------
(Address of Principal executive offices)                       (Zip Code)


If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
securities pursuant to Section 12(b)     securities pursuant to Section 12(g)
of the Exchange Act and is effective     of the Exchange Act and is effective
upon filing pursuant to General          pursuant to General Instruction
Instruction A.(c), please check the      A.(d), please check the following
following box. |_|                       box. |X|


Securities Act registration statement file number to which this
form relates:                                                        33-66606
                                                                ----------------
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered
       -------------------                   ------------------------------
              --                                             --
-------------------------------             ------------------------------------
              --                                             --
-------------------------------             ------------------------------------

Securities to be registered pursuant to Section 12(g) of this Act:

                       Rights to Purchase Preferred Shares
--------------------------------------------------------------------------------
                                 Title of class


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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.
         ------------------------------------------

         On May 29, 2001, the Board of Directors of Purina Mills, Inc. (the "Company") adopted Amendment No. 2 (the "Amendment") to the Rights Agreement, dated as of June 29, 2000, between the Company and Wells Fargo Bank Minnesota, N.A. (f/k/a Norwest Bank Minnesota, N.A.), as rights agent, as amended on December 5, 2000 (as amended, the "Rights Agreement"). The Amendment extends the expiration date of the rights issued under the Rights Agreement from June 29, 2001 to June 29, 2002.

         The foregoing summary description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.

ITEM 2.  EXHIBITS.
         ---------

           Exhibit
            Number             Exhibit
            ------             -------

             4.1               Amendment No. 2 to the Rights Agreement.

             99.1              Press release, dated May 29, 2001.



                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         PURINA MILLS, INC.



                                         By:   /s/ Brad J. Kerbs
                                               ---------------------------------
                                               Name:    Brad J. Kerbs
                                               Title:   President and
                                                        Chief Executive Officer

Dated:  May 29, 2001



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                                INDEX TO EXHIBITS




EXHIBIT
NUMBER            EXHIBIT
------            -------

   4.1            Amendment No. 2 to the Rights Agreement.

  99.1            Press release, dated May 29, 2001.